Exhibit 10.3

SABRE COMMUNICATIONS HOLDINGS, INC.

INCENTIVE RESTRICTED STOCK GRANT

Date of Grant:                      , 200

1.                                       Grant

Sabre Communications Holdings, Inc., a Delaware corporation (the “Corporation”) hereby grants to                                      (“Recipient”)                        shares (the “Shares”) of common stock of the Corporation, par value $0.01, free and clear of all liens, encumbrances, and adverse claims, subject, however, to the restrictions set forth herein; and the undersigned Recipient acknowledges receipt of the Shares subject to the terms hereof.

The Shares will be promptly issued and a certificate or certificates for such Shares shall be issued in the Recipient’s name.  For ease of administration and fulfillment of the restrictions of this grant, the certificate(s) shall remain in the custody of the Corporation at its discretion.  The Recipient shall be a Shareholder of all the Shares represented by the certificate(s), subject to the forfeiture provisions contained herein.  Recipient will have all the rights of a Shareholder with respect to such Shares, including the right to vote them and to receive all dividends and other distributions, provided however that the Shares shall be subject to the restrictions in this Stock Grant and the articles of incorporation, bylaws and any stockholder, registration rights or other similar agreements between at least a majority of shareholders and shall not be transferable without the consent of the Board of Directors.

2.             Restrictions

By accepting the Shares under this Grant, the Recipient agrees and consents to the following:

(a)                                  Restricted Transferability.  No Shares hereunder will be conveyed, transferred, encumbered or otherwise disposed of (any such disposition being herein called a “transfer”) by the holder thereof at any time without the prior written consent of the Board of Directors; such consent which may be withheld for any reason or no reason at all.  Recipient acknowledges that the Shares are not intended to be freely transferable or otherwise sold, transferred or liquidated except in the event of a Liquidating Event described herein or redemption by the Corporation on terms mutually agreeable to the parties.

Any other transfer or purported transfer made by a Recipient of Shares under this Grant will be null and void and the Corporation shall not recognize or give effect to such transfer on its books and records or recognize the person(s) to whom such proposed transfer has been made as the legal or beneficial holder of those Shares.

(b)                                 Rights Upon Death.  In the event Recipient dies while employed by the Corporation, the Corporation shall have the right to repurchase any or all of the Shares at fair market value, or allow the Recipient’s estate to continue to hold the Shares in accordance with the provisions of the Shareholder Agreement.  In the event the Corporation elects to exercise such repurchase right, either in whole or in part, it shall provide notice to the Recipient’s estate within 120 days of Recipient’s death and payment shall be made within 90 days after such notice.

(c)                                  Forfeiture upon Termination for Cause.  In the event the Recipient is terminated for “cause,” his Shares shall be deemed forfeited.  For purpose of this Grant, “cause” shall include termination for poor performance or misconduct but shall not include termination as a result of a job elimination or staff reduction.

(d)                                 Voluntary Termination.  In the event Recipient leaves the employ of the Corporation, the Corporation shall have the right to elect to purchase Recipient’s Shares at a price based on fifty percent (50%) of fair market value of the Corporation as determined by the Board of the Corporation.  In the event the Corporation elects to exercise such repurchase right, it shall provide notice to the Recipient within 120 days of Recipient’s termination.  The payment due to Recipient for the sale of its Shares shall be held in escrow for one (1) year at an interest rate of six percent (6%).  In the event the Corporation does not elect to so purchase the Shares, the Shares shall remain in the custody of the Corporation at its discretion, for up to eighteen (18) months following the termination.  If the Recipient has not been employed, either directly or indirectly, by a business in competition with the Corporation within eighteen (18) months from the date of termination, the escrowed proceeds plus interest (or certificates as the case may be) shall be delivered to the Recipient.  If a Recipient is subsequently employed, either directly or indirectly, by a business in competition with the Corporation within eighteen (18) months from the date of termination, the Recipient’s Shares shall be forfeited to the Corporation.  Any proceeds in a designated stock escrow account for the benefit for the Recipient shall become the property of the Corporation.  For the purpose of this paragraph, the term “indirectly” shall refer to such activities as consulting for competitors, contract work with competitors, or providing services to a competitor/customer/manufacturer or supplier that negatively impacts the Corporation in the marketplace.

(e)                                  Available Stock for Grants.  The maximum number of shares of Stock that may be granted to all participants under the Plan is 50,000 shares.  Such shares may be treasury or authorized but unissued shares of Stock of the Corporation.

RECIPIENT EXPRESSLY ACKNOWLEDGES THAT THE FORFEITURE PROVISIONS RELATED TO NON-COMPETE ACTIVITIES ARE DISTINCT AND SEPARATE FROM ANY NON-COMPETE AND NON-SOLICITATION COVENANTS AND RESTRICTIONS THAT MAY BE IMPOSED UPON RECIPIENT UNDER A PRIOR OR FUTURE AGREEMENT.  THE TERMS OF THIS GRANT WILL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF SUCH PROVISIONS AND IN SOME CASES, THE FORFEITURE PERIOD HEREUNDER MAY BE

LONGER THAN THE RESTRICTIVE PERIOD SET OUT IN OTHER AGREEMENTS.

3.             Capital Changes

In the event of a stock split, stock dividend, combination of Shares or any other change or exchange for other securities by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, the Shares issued hereunder shall be adjusted and new certificates shall be issued as required.  Nothing herein is intended to eliminate the forfeiture requirements or restrictions placed on such Shares.

Nothing in this section shall be construed as providing the Participant, with respect to either the Option granted under this plan or Option Shares, any protection against dilution as a result of additional invested capital in the Corporation or its Subsidiaries or as a result of a merger or consolidation.

4.             Legend

Recipient acknowledges that the following legend will be placed on the certificate for the Shares providing for the terms of this Incentive Stock Grant:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE ASSIGNED, SOLD, TRANSFERRED OR ENCUMBERED IN ANY MANNER OR DISPOSED OF, WITHOUT PRIOR APPROVAL OF THE BOARD OF DIRECTORS OF THE CORPORATION IN COMPLIANCE WITH THE TERMS OF CERTAIN AGREEMENTS WITH THE CORPORATION, INCLUDING, BUT NOT LIMITED TO, THE INCENTIVE RESTRICTED STOCK GRANT, REGISTRATION RIGHTS, AND STOCKHOLDERS AGREEMENT.  THE AGREEMENTS CONTAIN PROHIBITIONS ON TRANSFERS, AS WELL AS FORFEITURE PROVISIONS AND REPURCHASE RIGHTS GRANTED TO THE CORPORATION.

Additionally, as provided for in the stockholders’ agreement of the Corporation, a legend, substantially in the form set forth below, shall be placed on the certificates representing any shares of Stock owned by the Participant:

THE SHARES REPRESENTED BY THIS CERTIFICATE (1) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH LAWS, AND (2) ARE SUBJECT TO THE RIGHTS AND RESTRICTIONS CONTAINED IN THE STOCKHOLDERS AGREEMENT DATED AS OF MAY 9, 2006, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER HEREOF.

5.             Investment Purpose

In acquiring the Shares, the Recipient agrees with and represents to the Corporation that the Recipient is acquiring such Shares for the purpose of investment and with no present intent to transfer, sell, or otherwise dispose of such Shares.

6.             Limitations

(a)                                  No Right to Assign.  Recipient shall not have the ability to assign any rights under this Grant.

(b)                                 Rights of Recipient.  Recipient will have no rights in respect to such Shares other than those set forth in the Grant.  The articles, bylaws and any shareholders and investor rights agreement shall further govern the rights and restrictions of the Shares.

(c)                                  No Right to Continued Employment or Management.  Neither the Corporation’s action in establishing the Grant, nor any action taken by it or by the Board under the Grant, nor any provision of the Grant will be construed as giving to any person, including Recipient, the right to be retained by the Corporation or any parent or subsidiary.  Any such employment or management agreement shall be governed by separate agreements between the parties.

(d)                                 Confidentiality.  Recipient agrees that all the terms and conditions of this Grant shall be deemed confidential (the “Confidential Grant Terms and Conditions”) and shall not by them be disclosed or commented upon to third parties except (i) to accountants, tax preparers, and attorneys as necessary to obtain advice, or if required, to the Internal Revenue Service with respect to an election under IRC 83B; (ii) as may be required by court order; (iii) as necessary to enforce this Grant in court; (iv) as necessary in response to official government inquiry; or (v) as agreed by the Parties in writing.  In the event of any disclosure to accountants, tax preparers, attorneys and Recipient’s immediate family, such accountants, tax preparers, and attorneys will be specifically informed by Recipient of this confidentiality provision and shall be bound by the terms of this confidentiality provision.  Any breach of this provision by any such accountants, tax preparers, or attorneys shall be deemed a breach by the party engaging the accountant, tax preparer or attorney or by the party whose present cohabitant breaches this provision.

In the event that either party is required by law, regulation, legal or regulatory process, or the requirements of any relevant stock exchange requirement or supervisory authority to disclose any of the Confidential Grant Terms and Conditions, Recipient or its representatives, to the extent permissible, will provide the Corporation with prompt notice of such request or requirement so that the Corporation may seek an appropriate protective order or other appropriate remedy and/or waive compliance with the provisions of this confidentiality provision.  In the event that such protective order or other remedy is not obtained, or the Corporation grants a waiver hereunder, the Recipient or such representative may furnish that portion (and only that portion) of the Confidential Grant Terms and Conditions which, on the advice of counsel, it is so compelled to disclose and will exercise all reasonable efforts to ensure that confidential treatment will be accorded any information so furnished.

7.             Governing Law.

The Grant will be governed by the laws of the State of Delaware, without regard to its conflict of laws, principles and the agreed jurisdiction for any dispute regarding the terms hereof shall be in the United States District Court for the District of Delaware and the Chancery Court of the State of Delaware (and of the appropriate appellate courts therefrom.

8.             Expenses of Administration.

All costs and expenses incurred in the operation and administration of this Grant will be borne by the Corporation. Notwithstanding the foregoing, the Recipient will bear his own out-of-pocket expenses, including taxes, fees or other costs, associated with any Shares he may receive.

IN WITNESS WHEREOF, the Corporation has executed this Grant effective this        day of                                 , 200  .

SABRE COMMUNICATIONS HOLDINGS, INC.

By

Recipient acknowledges receipt of the Shares subject to all the terms and conditions hereof.  Recipient understands that the Shares are restricted not only by the terms herein, but by the articles, bylaws, stockholders agreement, registration rights and any other similar agreements executed by a majority of the shareholders.

Signature

By

Address